Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MAIDENFORM BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1724014
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

154 Avenue E Bayonne, New Jersey	07002
(Address of Principal Executive Offices)	(Zip Code)

Maidenform Brands, Inc. 2004 Stock Option Plan

Maidenform Brands, Inc. 2004 Rollover Stock Option Plan

Maidenform Brands, Inc. 2004 Stock Option Plan for Non-Employee Directors

Maidenform Brands, Inc. 2005 Stock Incentive Plan

(Full Title of the Plans)

Steven N. Masket, Esq.

Executive Vice President,
General Counsel and Secretary

Maidenform Brands, Inc.

154 Avenue E

Bayonne, New Jersey  07002

(Name and Address of Agent for Service)

(201) 436-9200

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Michael A. Woronoff, Esq.

Brian B. Margolis, Esq.

Proskauer Rose LLP

1585 Broadway

New York, NY  10036

(212) 969-3000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
2004 Stock Option Plan Common Stock, par value $0.01 per share	2,004,424	$16.00	$32,070,784	$3,775

2004 Rollover Stock Option Plan Common Stock, par value $0.01 per share	496,536	$16.00	$7,944,576	$936

2004 Stock Option Plan for Non-Employee Directors Common Stock, par value $0.01 per share	109,722	$16.00	$1,755,552	$207

2005 Stock Incentive Plan Common Stock, par value $0.01 per share	1,750,000	$16.00	$28,000,000	$3,296

		Aggregate Registration Fee:		$8,214

(1)      Represents the maximum aggregate number of shares of common stock that may be granted under each of the following plans sponsored by the Registrant:  the Maidenform Brands, Inc. 2004 Stock Option Plan, Maidenform Brands, Inc. 2004 Rollover Stock Option Plan, Maidenform Brands, Inc. 2004 Stock Option Plan for Non-Employee Directors and Maidenform Brands, Inc. 2005 Stock Incentive Plan (collectively, the “Plans”).  This Registration Statement shall also cover any additional shares of the

Registrant’s common stock which become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)      Calculated solely for purposes of the registration fee for this offering in accordance with Rule 457(h)(1) of the Securities Act of 1933, as amended, on the basis of the highest proposed selling price per share of the Registrant’s Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

Maidenform Brands, Inc., a Delaware corporation (the “Company” or “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)           The Registrant’s Registration Statement No. 333-124228 on Form S-1 filed with the Commission on April 21, 2005, as amended on Forms S-1/A filed with the Commission on June 3, 2005, June 22, 2005, July 8, 2005, July 11, 2005 and July 21, 2005 (the “S-1 Registration Statement”), in which there is set forth the audited financial statements for the Registrant and its predecessor, at December 27, 2003 (Predecessor) and January 1, 2005 (Successor), and for the years ended December 28, 2002 and December 27, 2003 (Predecessor), for the period from December 28, 2003 through May 10, 2004 (Predecessor) and for the period from May 11, 2004 through January 1, 2005 (Successor); and

(b)           The Registrant’s Registration Statement No. 001-32568 on Form 8-A filed with the Commission on July 13, 2005 pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), in which there is described the terms, rights, and provisions applicable to the Registrant’s common stock, par value $0.01 per share (the “Common Stock”).

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.  Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.    Description of Securities

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding.  The Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, and the Company has entered into indemnification agreements with its directors that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law.

Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.  The Company’s Amended and Restated Certificate of Incorporation contains such a provision.

The Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws authorize the Company to purchase insurance for directors, officers, employees and agents of the Company against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such.  The Company may advance expenses to its directors, officers and employees in connection with a legal proceeding, subject to limited exceptions.  The Company intends to maintain insurance coverage for its directors and officers under a directors and officer’s liability insurance policy as well as coverage to reimburse the Company for potential costs of its indemnification of directors and officers.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Exhibit No.	Description
4.1

Instruments Defining the Rights of Stockholders. Reference is made to the Registrant’s Registration Statement No. 001-32568 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(b) to this Registration Statement.

5.1*	Opinion of Proskauer Rose LLP

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Proskauer Rose LLP (included in the opinion filed as Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

* Filed herewith

Item 9.    Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York on this 21st day of July, 2005.

MAIDENFORM BRANDS, INC.

By:	/s/ Thomas J. Ward
Thomas J. Ward
Chief Executive Officer and Vice Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Thomas J. Ward, Dorvin D. Lively and Steven N. Masket, or any of them individually, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign this Registration Statement on Form S-8 of Maidenform Brands, Inc. and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on July 21, 2005 by the following persons in the capacities indicated.

Signature	Title

/s/ Thomas J. Ward	Chief Executive Officer and Vice Chairman of the
Thomas J. Ward	Board of Directors
(principal executive officer)

/s/ Dorvin D. Lively	Chief Financial Officer (principal financial
Dorvin D. Lively	and accounting officer)

/s/ David B. Kaplan	Chairman of the Board of Directors
David B. Kaplan

/s/ Normal Axelrod
Norman Axelrod	Director

/s/ Barbara Eisenberg
Barbara Eisenberg	Director

/s/ Scott Graves
Scott Graves	Director

/s/ Karen Rose
Karen Rose	Director

/s/ Bennett Rosenthal
Bennett Rosenthal	Director

/s/ Adam L. Stein
Adam L. Stein	Director

EXHIBIT INDEX

Exhibit No.	Description

4.1

Instruments Defining the Rights of Stockholders. Reference is made to the Registrant’s Registration Statement No. 001-32568 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(b) to this Registration Statement.

5.1*	Opinion of Proskauer Rose LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Proskauer Rose LLP (included in the opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

* Filed herewith